Exhibit 10.17

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND HAS NOT BEEN REGISTERED OR QUALIFIED FOR SALE OR RESALE UNDER THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, SUCH NOTE IS NOT FREELY TRANSFERABLE AND MUST BE HELD UNTIL SUCH TIME AS IT IS EITHER REGISTERED OR QUALIFIED UNDER APPLICABLE LAW OR TRANSFERRED PURSUANT TO AN EXEMPTION THEREFROM.

SECURED PROMISSORY NOTE

Note: A-1	July , 2021

Principal Amount: $1,000,000.00

Purchase Amount: $880,000.00

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Lytus Technologies Holdings PTV. LTD., a British Virgin Islands private limited company (the “Maker”), hereby unconditionally promises to pay to the order of ________ (the “Noteholder,” and together with the Maker, the “Parties”), the principal sum of $1,000,000 (the “Principal Amount”), which amount is the $880,000 of the purchase price set forth above plus an original issue discount in the amount of $120,000, together with interest thereon from the date of issuance of this Secured Promissory Note (the “Note,” as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms). Interest will accrue at a simple rate of seven percent (7%) per annum (the “Interest”), subject to adjustments set forth herein. The principal and accrued interest of this Note will be due and payable on the date that is the earlier of (i) six (6) months anniversary of this Note, or (ii) a Qualified IPO, as defined below (the “Maturity Date”). Additionally, the principal and accrued interest of this Note shall accelerate and become due and payable in accordance with Section 5 of this Note. Terms used but not defined herein, including without limitation have the meaning set forth in that certain Subscription Agreement by and between the Parties of even date herewith (the “Subscription Agreement”).

WHEREAS, the Parties entered into the Subscription Agreement pursuant to which the Noteholder agree to sell and the Maker agreed to buy Units.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties agree as follows:

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, or other entity.

1. Original Issue Discount. The Principal Amount of this Note is subject to an original issue discount in the amount of twelve percent (12%); as a result, on the date hereof, the Noteholder shall deliver to the Maker, or its assigns, cash in the amount of $880,000.

2. Seniority. The indebtedness evidenced by this Note and the payment of the Principal Amount and interest shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Maker, now outstanding or hereinafter incurred. “Senior,” as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to “cure” provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Maker, all sums payable on this Note shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company, shall be paid over to the Noteholder for application to the payment hereof, unless and until the obligations under this Note (which shall mean the Principal Amount, any accrued but unpaid interest, and any costs and expenses payable under this Note) shall have been paid and satisfied in full.

3. Title to the Ownership Interest. Subject to that certain Guaranty and Suretyship Agreement by and between the Parties of even date herewith (the “Guaranty and Suretyship Agreement, all rights, title, and interest in the Units shall transfer to the Maker upon the execution of the Subscription Agreement.

4. Payments. All payments will be made in lawful money of the United States of America at the principal office of the Noteholder, or at such other place as the Noteholder may from time to time designate in writing to the Maker. Payment will be credited first to accrued interest due and payable, with any remainder applied to the Principal Amount. This Note may not be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

5. Qualified IPO. Upon the occurrence of a Qualified IPO (defined below), immediately and without notice, all outstanding indebtedness represented by the Note shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Subscription Agreement to the contrary notwithstanding. Notwithstanding the foregoing, upon the occurrence of a Qualified IPO, the Noteholder shall waive the Interest and the Maker shall have no obligation pay such Interest to Noteholder. A “Qualified IPO” shall mean the closing within 120 days as of the date hereof of a firm commitment underwritten public offering of shares of Common Shares of the Maker that results in the Common Shares being traded on a U.S. national securities exchange.

6. Guaranty and Suretyship; Pledge and Security Agreement. The Maker’s performance of its obligations hereunder is guaranteed by Global Health Sciences, Inc., a Delaware corporation, as more fully described in the Guaranty and Suretyship Agreement, dated as of an even date herewith, and secured by a security interest in the assets of Global Health Sciences, Inc. granted pursuant to the Guaranty and Suretyship Agreement. In addition, the Maker’s performance of its obligations hereunder is secured by a pledge of the Maker’s shares of the common stock of Global Health Sciences, Inc. pursuant to a Pledge Agreement dated as of an even date herewith.

7. Representations and Warranties. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

7.1 Existence. The Maker is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

7.2 Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and the Guaranty and Suretyship Agreement and to perform its obligations hereunder and thereunder.

7.3 Authorization; Execution and Delivery. The execution and delivery of this Note and the Guaranty and Suretyship Agreement by the Maker and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note and the Guaranty and Suretyship Agreement.

7.4 Absence of Material Adverse Change. Since May 25, 2021, there has not been any (a) material adverse change in the business, operations, properties, condition (financial or otherwise) of the Company, or (b) damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, properties or condition (financial or otherwise) of the Company, taken as a whole.

8. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

8.1 Failure to Pay. The Maker fails to pay any amount of the Loan when due; and such failure continues for thirty (30) days after written notice to the Maker by the Noteholder.

8.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Noteholder herein or in the Guaranty and Suretyship Agreement is incorrect in any material respect as of the date such representation or warranty was made.

8.3 Bankruptcy. Institution of any proceeding by or against the Maker under the provisions of any federal bankruptcy, reorganization, arrangement of debt, insolvency or receivership laws or similar state or federal laws providing for the relief of debtors, if such proceeding is not dismissed, bonded or discharged within 30 days following its institution.

9. Remedies. Following the occurrence and during the continuance of any Event of Default, the Noteholder shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and overdue interest, if any, on, the Notes at a rate per annum equal to twelve percent (12%).

10. Waiver and Release. The Noteholder, on the Noteholder’s behalf and on behalf of the Noteholder’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively with the Noteholder, the “Releasors”) irrevocably and unconditionally fully and forever waives, releases, and discharges the Maker, including its members, managers, parents, subsidiaries, affiliates, companies under common ownership, predecessors, successors, and assigns, and each of their respective officers, directors, employees, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, purported rights to distribution of profits, and expenses (inclusive of attorney’s fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Purported Investment, the Actual Investment, the Investment Agreement, the Operating Agreement, or the Units.

11. Joint Drafting. The Parties have participated jointly in the negotiation and drafting of this Note and the other Transaction Documents. Accordingly, the Parties acknowledge and agree that there is no single drafter of this Note or the other Transaction Documents and therefore, the general rule that ambiguities are to be construed against the drafter is, and shall be, inapplicable. If any language in this Note is found or claimed to be ambiguous, each party shall have the same opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language without any inference or presumption being drawn against any party.

12. Miscellaneous.

12.1 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses they may from time to time provide.

12.2 Expenses. The Parties shall be responsible for their own costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred in connection with the transactions contemplated hereby, including the negotiation, documentation, and execution of this Note and the Guaranty and Suretyship Agreement and the enforcement of rights hereunder and thereunder.

12.3 Governing Law. This Note and the Guaranty and Suretyship Agreement shall be governed by the laws of the State of New York.

12.4 Arbitration. Any controversy or claim arising out of or relating to this Note or the Guaranty and Suretyship Agreement, to the extent not waived by the terms of this Note, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The number of arbitrators shall be one. The place of arbitration shall be New York, New York. New York law shall apply. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties shall share the costs of such arbitration evenly.

12.5 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the Guaranty and Suretyship Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note or the Guaranty and Suretyship Agreement, as applicable. If any terms of this Note conflict with those of the Guaranty and Suretyship Agreement, the terms of this Note will govern.

12.6 Successors and Assigns. This Note may not be assigned, transferred, or negotiated by the Noteholder to any Person, defined below, at any time, without notice to or the consent of the Maker. Person means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, or other entity. The Maker may assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

12.7 Amendments and Waivers. This Note may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

12.8 No Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Note shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

12.9 Severability. If any term or provision of this Note or the Guaranty and Suretyship Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Guaranty and Suretyship Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Maker has executed this Note as of July , 2021.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

By
Name:
Title:

Acknowledged and agreed:

By
Name:
Title:

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